UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2005

THE GILLETTE COMPANY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-00922	04-1366970
(Commission File Number)	(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 421-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

This Form 8-K is being filed to report that notice of a blackout period under certain employee benefit plans (the “Plans”) of The Gillette Company ("Gillette") is being given to Gillette’s directors and executive officers. The purpose of the blackout period is to allow the administrator of the Plans to clear all pending trades, determine all final share balances, and process the exchange of Gillette securities for securities of The Procter & Gamble Company (“P&G”) pursuant to the Agreement and Plan of Merger, dated as of January 27, 2005, among P&G, Aquarium Acquisition Corp. and Gillette. The blackout is contingent on the consummation of the merger, which is expected to close in the fall of 2005.

Gillette is notifying its directors and executive officers of trading restrictions in securities of Gillette during the blackout period. The notice being sent to directors and executive officers of Gillette on September 8, 2005 is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of The Gillette Company on September 8, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GILLETTE COMPANY

Date:	September 8, 2005	By:	/s/ Peter M. Green

			Name:	Peter M. Green
			Title:	Deputy General Counsel, Secretary and Corporate Governance Officer